Exhibit 99.4





JER Asia Corp.
1650 Tysons Boulevard, Suite 1600
McLean, Virginia 22102


Ladies and Gentlemen:


          I hereby consent to the references to my becoming a director of JER Asia Corp. (the "Company") in the Registration Statement on Form S-11 of the Company, the preliminary copy of which was initially filed on May 27, 1998 with the Securities and Exchange Commission.


                                            Sincerely yours,


                                            /s/ Mitchell P. Rales
                                            _________________________
                                            Mitchell P. Rales



July 20, 1998